RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

October 3, 2013

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re: Homie Recipes, Inc.

On July 17, 2013 my appointment as auditor for Homie Recipes, Inc. ceased. I have read Homie Recipes, Inc.’s statements included under Item 9B of its Form 10-K dated October 3, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant